SENTRY TECHNOLOGY CORPORATION
                                                  News Release

FOR IMMEDIATE RELEASE                             CONTACT: Peter J. Mundy
                                                           Vice President  CFO
                                                           (631) 739-2000


        SENTRY TECHNOLOGY CORPORATION ANNOUNCES NEW CREDIT FACILITY

     RONKONKOMA, New York, December 18, 2006, -- Sentry Technology Corporation (OTC Bulletin Board: SKVY) today announced it has entered into a new $550,000 secured revolving credit facility with Tradition Capital Bank. This facility will be in addition to Sentrys lending facility with Royal Bank of Canada. The loan will be secured by Sentrys assets, in a second position to Royal Bank of Canada, and guaranteed by Mr. Murdoch, Sentrys President and CEO and Mr. Furst, a Sentry director. Interest is payable at a rate of prime plus 1.00%. The Company may draw funds under the facility through June 15, 2007.

     Sentry Technology Corporation designs, manufactures, sells and installs a complete line of Closed Circuit Television (CCTV) solutions, Electro-Magnetic
(EM) and RFID based Library Management systems as well as Radio Frequency (RF) and Electro-Magnetic (EM) EAS systems. The CCTV product line features SentryVision?, SmartTrack, a proprietary, patented traveling Surveillance System. The Companys products are used by libraries to secure inventory and improve operating efficiency, by retailers to deter shoplifting and internal theft and by industrial and institutional customers to protect assets and people. For further information, please visit our website at www.sentrytechnology.com.

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     This  press  release  may  include  information  that  could  constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Securities and Exchange Commission filings.